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                                                                    EXHIBIT 21.1

                              ALON USA ENERGY, INC.

                                  SUBSIDIARIES

Alon Asphalt Bakersfield, Inc., a Delaware corporation

Alon Assets, Inc., a Delaware corporation

Alon Petroleum Pipe Line Company, a Delaware corporation

Alon Pipeline Logistics, LLC, a Delaware limited liability company

Alon USA Asphalt, Inc., a Delaware corporation

Alon USA Capital, Inc., a Delaware corporation

Alon USA Delaware, LLC, a Delaware limited liability company

Alon USA GP, LLC, a Delaware limited liability company

Alon USA, Inc., a Delaware corporation

Alon USA Interests, LLC, a Texas limited liability company

Alon USA, LP, a Texas limited partnership

Alon USA Operating, Inc., a Delaware corporation

Alon USA Pipeline, Inc., a Delaware corporation

Alon USA Refining, Inc., a Delaware corporation

Fin-Tex Pipe Line Company, a Texas corporation

SCS Finance GP LLC, a Delaware limited liability company

SCS Finance I, L.P., a Delaware limited partnership

SCS Finance II, L.P., a Delaware limited partnership

SCS Finance, Inc., a Delaware corporation

SCS Finance LP LLC, a Delaware limited liability company

Southwest Convenience Stores, LLC, a Texas limited liability company

T&R Assets, Inc., a Texas corporation